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                                                                     EXHIBIT 3.2



                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                          INVERESK RESEARCH GROUP, INC.
                            (a Delaware corporation)

                           --------------------------

                                  ARTICLE ONE

                             Offices and Fiscal Year

         Section 1.01. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware under and until another location is established by resolution of the board of directors of the corporation and a statement of such change is filed in the manner provided by statute.

         Section 1.02. Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors of the corporation may from time to time determine or the business of the corporation requires.

         Section 1.03. Fiscal Year. The fiscal year of the corporation shall end on the 31st of December in each year.

                                  ARTICLE TWO

                            Meetings of Stockholders

         Section 2.01. Annual Meetings. The annual meeting of the stockholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and on such date and at such time, as may be fixed from time to time by resolution of the board of directors of the corporation and set forth in the notice or waiver of notice of the meeting.

         Section 2.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chief Executive Officer of the corporation. A special meeting shall be called and held (i) if so directed by the board of directors of the corporation and (ii) upon the written request of the record holders of shares of common stock of the corporation representing in the aggregate 25% or more of the total number of votes then eligible to be cast in an election of directors. Each special meeting of the stockholders shall be held at such place, within or without the State of Delaware, as shall be specified in the notice thereof.

         Section 2.03. Quorum, Manner of Acting and Adjournment. The holders of a majority of the shares of capital stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders of the corporation for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders of the


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corporation, the stockholders entitled to vote at the meeting and who are present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock of the corporation having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these by-laws, a different vote is required in which case the requirements of that express provision shall apply. Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         Section 2.04. Organization. At every meeting of the stockholders of the corporation, the Chairman of the board of directors of the corporation, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the board of directors of the corporation, one of the following persons present in the order stated: the Vice Chairman of the board of directors of the corporation, the Chief Executive Officer, the President, the Executive or Senior Vice Presidents in their order of rank and seniority, a chairman designated by the board of directors of the corporation or a chairman chosen by the stockholders of the corporation entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall preside, and the Secretary, or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

         Section 2.05. Voting. Each stockholder shall, at every meeting of the stockholders of the corporation, be entitled to one vote in person or by proxy for each share of stock having voting power held by that stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his or her duly authorized officer, director, employee or agent and filed with the Secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

         Section 2.06. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of the stockholders of the corporation, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder of the corporation, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting either on a reasonably accessible electronic network if the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours at the principal place of business of the corporation. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the corporation who is present. If the meeting is to be held solely by remote communication, then the list also shall be open to the examination of any stockholder of the corporation during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.


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         Section 2.07. Inspectors of Election. All elections of directors of the corporation may be, but need not be, by written ballot, unless otherwise provided in the certificate of incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of the stockholders of the corporation, the board of directors of the corporation shall appoint one or more inspectors of election, who need not be stockholders of the corporation, to act at the meeting and make a written report thereof. The board of directors of the corporation also may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders of the corporation, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No person who is a candidate for office shall act as an inspector. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of that inspector's ability.

         The inspectors of election shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

                                 ARTICLE THREE

                               Board of Directors

         Section 3.01. Powers. The board of directors of the corporation shall have full power to manage the business and affairs of the corporation, and all powers of the corporation, except those specifically reserved or granted to the stockholders of the corporation by statute, the certificate of incorporation or these by-laws, are hereby granted to and vested in the board of directors of the corporation.

         Section 3.02. Number and Term of Office. The board of directors of the corporation shall consist of such number of directors, not less than three nor more than 12, as may be determined from time to time by resolution of the board of directors of the corporation. All directors of the corporation shall be natural persons, but need not be residents of the State of Delaware or stockholders of the corporation. The board of directors of the corporation shall be divided into classes as provided in the certificate of incorporation.

         Section 3.03. Resignations. Any director of the corporation may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the corporation. Each such resignation shall take effect at the time of the receipt of the notice or at any later time specified in the notice and, unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04. Organization. At every meeting of the board of directors of the corporation, the Chairman of the board of directors of the corporation, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the board of directors of the corporation, one of the following officers present in the order stated: the Vice Chairman of the board of directors of the corporation, if there be one, the Chief Executive Officer, the President, the Executive or Senior Vice Presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as Secretary.

         Section 3.05. Place of Meeting. The board of directors of the corporation may hold its meetings, both regular and special, at such place or places, within or without the State of Delaware, as the

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board of directors of the corporation may from time to time appoint, or as may be designated in the notice calling the meeting.

         Section 3.06. Annual Meetings. The board of directors of the corporation shall hold an annual meeting each year promptly following the end of the annual meeting of the stockholders of the corporation, at the same location as the annual meeting of the stockholders, and no notice of such meeting of the board of directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

         Section 3.07. Regular Meetings. Regular meetings of the board of directors of the corporation may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors of the corporation. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors of the corporation. At each such meeting, the directors may transact such business as may properly be brought before the meeting.

         Section 3.08. Special Meetings. Special meetings of the board of directors of the corporation shall be held whenever called by the Chief Executive Officer or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by facsimile) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. At each such meeting, the directors may transact such business as may properly be brought before the meeting.

         Section 3.09. Quorum, Manner of Acting and Adjournment. At all meetings of the board of directors of the corporation, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors of the corporation, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors of the corporation, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors of the corporation or of any committee thereof may be taken without a meeting, if all members of the board of directors of the corporation consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors of the corporation. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         Section 3.10. Executive and Other Committees. The board of directors of the corporation may, by resolution adopted by a majority of the whole board of directors of the corporation, designate an executive committee and one or more other committees, each committee to consist of two or more directors. The board of directors of the corporation may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.


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         Any such committee to the extent provided in the resolution establishing such committee shall have and may exercise all the power and authority of the board of directors of the corporation in the management of the business and affairs of the corporation, including the power or authority to declare a dividend or to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders of the corporation, any action or matter expressly required by statute to be submitted to stockholders for approval or adopting, amending, or repealing the by-laws of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors of the corporation. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors of the corporation when required.

         Section 3.11. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors of the corporation shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors of the corporation and may be paid a fixed sum for attendance at each meeting of the board of directors of the corporation or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE FOUR

                            Notice; Waivers; Meetings

         Section 4.01. Requirements for Valid Notice. Whenever, under the provisions of the statutes of the State of Delaware or the certificate of incorporation or of these by-laws, written notice is required to be given to any director or stockholder of the corporation, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless otherwise provided by statute, the certificate of incorporation of the corporation or these by-laws, written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice to directors may also be given in accordance with Section 3.08 of these by-laws. Each written notice of a meeting shall state the place, if any, date and time of the meeting, the means of remote communication, if any, by which the directors or the stockholders and proxy holders, as applicable, may participate, be deemed to be present and vote at such meeting and, in the case of a special meeting of the stockholders, the purpose or purposes for which the meeting is called.

         Section 4.02. Waivers of Notice. Whenever any written notice is required to be given under the provisions of the certificate of incorporation, these by-laws, or the statutes of the State of Delaware, a waiver of notice in writing, signed by the person or persons entitled to the notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or of the board of directors of the corporation or of any committee of the board need be specified in any written waiver of notice of such meeting or any waiver by electronic transmission, unless so required by the certificate of incorporation, these by-laws or the statutes of the State of Delaware.

         Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at

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the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 4.03. Conference Telephone Meetings. One or more directors may participate in a meeting of the board of directors of the corporation, or of a committee of the board of directors of the corporation, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section 4.04. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors of the corporation at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                  ARTICLE FIVE

                                    Officers

         Section 5.01. Number, Qualifications and Designation. The officers of the corporation shall be appointed by the board of directors of the corporation and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers as the board of directors from time to time may deem proper. The corporation shall also have a Chairman of the board of directors and a Vice Chairman of the board of directors each of which shall be chosen from among the directors. All officers may be, but need not be, directors or stockholders of the corporation. Any person may hold more than one office at the same time. Each officer elected by the board of directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article Five. Such officers shall also have such powers and duties as from time to time may be conferred by the board of directors or by any committee thereof. The board of directors or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these by-laws or as may be prescribed by the board of directors or such committee or by the Chief Executive Officer, as the case may be.

         Section 5.02. Term of Office. Each officer shall hold his or her office until his or her successor shall have been elected or otherwise appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

         Section 5.03. Chairman and Vice Chairman of the Board. The Chairman of the board of directors of the corporation or, in his or her absence, the Vice Chairman of the board of directors of the corporation shall preside at all meetings of the stockholders of the corporation and of the board of directors of the corporation, and shall perform such other duties as may from time to time be assigned to them by the board of directors of the corporation.

         Section 5.04. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors of the corporation. The Chief

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Executive Officer shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors of the corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors of the corporation, or by these by-laws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of Chief Executive Officer, and such other duties as from time to time may be assigned by the board of directors of the corporation.

         Section 5.05. President and Vice Presidents. The board of directors of the corporation may appoint a President (who also may, but need not, serve as the Chief Executive Officer) and one or more Executive Vice Presidents, one or more Senior Vice Presidents and such other Vice Presidents as the board of directors shall deem proper. In the absence or disability of the Chief Executive Officer, the President or, in his or her absence or disability, the Executive and Senior Vice Presidents, in order of rank as fixed by the board of directors of the corporation, shall perform all duties of the Chief Executive Officer, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. Under no circumstances shall any Vice President other than Senior Vice Presidents or Executive Vice Presidents perform any of the duties or have any of the powers of the Chief Executive Officer. The President, the Executive Vice Presidents and the Senior Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors of the corporation. All other Vice Presidents shall have only those duties and powers expressly and specifically authorized by resolution of the board of directors of the corporation, and, absent such authorization, no such Vice Presidents shall have the power to bind the corporation to any obligation, contractual or otherwise, whether or not in writing.

         Section 5.06. Chief Financial Officer. The Chief Financial Officer of the corporation shall have general responsibility for and authority over the financial reporting of the corporation and its capital-raising activities; and, in general, shall perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the board of directors of the corporation.

         Section 5.07. Secretary. The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders and of the board of directors of the corporation and shall record the proceedings of the stockholders and of the directors and of committees of the board of directors of the corporation in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the board of directors of the corporation or the Chief Executive Officer.

         Section 5.08. Treasurer. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his or her credit as Treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the board of directors of the corporation may from time to time designate; whenever so required by the board of directors of the corporation, render an account showing his or her transactions as Treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the board of directors of the corporation or the President and Chief Executive Officer.

         Section 5.09. Officers' Bonds. No officer of the corporation need provide a bond to guarantee the faithful discharge of his or her duties unless the board of directors of the corporation shall by resolution so require a bond, in which event such officer shall give the corporation a bond (which shall be

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renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors of the corporation for the faithful performance of the duties of his or her office.

         Section 5.10. Salaries. The salaries of the officers and agents of the corporation elected by the board of directors of the corporation shall be fixed from time to time by the board of directors of the corporation.

         Section 5.11. Voting of Securities Owned by the Corporation. Unless otherwise ordered by the board of directors of the corporation, the Chief Executive Officer shall have full power and authority on behalf of the corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The board of directors of the corporation by resolution from time to time may confer like powers upon any other person or persons.

                                  ARTICLE SIX

                      Certificates of Stock, Transfer, etc.

         Section 6.01. Issuance. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock in such form as the board of directors of the corporation may from time to time prescribe. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. The stock ledger and transfer books of the corporation shall be held and maintained by a duly appointed officer of the corporation or by an agent duly appointed by the board of directors of the corporation. The stock certificates of the corporation shall be signed by the Chairman or Vice Chairman of the board of directors, or President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures upon such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of its issue. Notwithstanding the foregoing provisions regarding share certificates, the board of directors of the corporation may provide that, subject to the rights of stockholders under applicable law, some or all of any or all classes or series of the corporation's common or any preferred shares may be uncertificated shares.

         Section 6.02. Transfer. Upon surrender to the corporation or the agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6.03. Stock Certificates. The stock record books and the blank stock certificate books of the corporation shall be kept by the Secretary or by any agent duly designated by the board of directors of the corporation for that purpose.

         Section 6.04. Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors of the

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corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6.05. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         Section 6.06. Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors of the corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established, which shall not be (i) more than 60 nor less than 10 days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting prior to, or more than 10 days after, the date upon which the resolution fixing the record date is adopted by the board of directors, or (iii) more than 60 days prior to any other action.

         If no record date is fixed:

         (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is delivered to the corporation.

         (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors of the corporation adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors of the corporation may fix a new record date for the adjournment meeting.

                                 ARTICLE SEVEN

                    Indemnification of Directors and Officers

         Section 7.01. Indemnification of Directors and Officers. The corporation shall indemnify current or former directors or officers of the corporation to the extent set forth in the certificate of incorporation.


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                                 ARTICLE EIGHT

                               General Provisions

         Section 8.01. Dividends. Dividends upon the stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors of the corporation at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of applicable law and the certificate of incorporation.

         Section 8.02. Annual Statements. The board of directors of the corporation shall present at each annual meeting, and at any special meeting of the stockholders of the corporation when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 8.03. Contracts. Except as otherwise provided in these by-laws, the board of directors of the corporation may authorize any officer or officers of the corporation, or any agent or agents of the corporation, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

         Section 8.04. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors of the corporation may from time to time designate.

         Section 8.05. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and the word "Delaware."

         Section 8.06. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors of the corporation may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors of the corporation shall from time to time determine.

         Section 8.07. Corporate Records. Every stockholder of the corporation shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, a list of the corporation's stockholders and its other books or records, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder of the corporation. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its ledger or list of stockholders, such stockholder shall first establish (1) that such stockholder has complied with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection such stockholder seeks is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection such stockholder seeks is for an improper purpose.


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         Section 8.08. Amendment of By-Laws. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the then outstanding stock of the corporation entitled to vote generally in the election of directors of the corporation or by the affirmative vote of a majority of the board of directors of the corporation, when such power is conferred upon the board of directors of the corporation by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors of the corporation or at any special meeting of the stockholders or of the board of directors of the corporation if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.




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